SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported): December 11, 1998

                              POSSIS MEDICAL, INC.
               (Exact name of registrant as specified in Charter)

    MINNESOTA                       001-12567                  41-0783184
(State or other jurisdiction  (Commission File Number)        (IRS Employer
    or incorporation)                                     Identification Number)


                          9055 Evergreen Boulevard N.W.
                        Minneapolis, Minnesota 55433-8003
                    (Address of principal executive offices)


        Registrant's telephone number, including area code: 612-780-4555


                                 Not Applicable

                         (former name or former address,
                         if changed since last report.)

Item 5.   Other Events

     Possis Medical, Inc. on December 11, 1998, executed a Distributor Agreement with Horizon Medical Products, Inc., pursuant to which Horizon acquired the exclusive right to distribute the Possis Perma-Seal(R) Dialysis Access Graft worldwide. The Agreement provides for an initial term of three years, with extensions dependent on performance requirements. This event is further described in the News Release dated December 14, 1998, which is incorporated herein by reference.



Item 7.   Financial Statements and Exhibits

          (c)  Exhibits:

               10.1: Distributor Agreement dated December 11, 1998 99.1: News Release dated December 14, 1998



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by undersigned hereunto duly authorized.

                             POSSIS MEDICAL, INC.



Date:  December 16, 1998     By: /s/  Irving R. Colacci
                                Irving R. Colacci
                                Vice President, Legal Affairs & Human Resources General Counsel and Secretary

EXHIBIT INDEX



Exhibit       Description of Exhibit                                Page Number

10.1          Distribution Agreement dated December 11, 1998             4

99.1          News Released dated December 14, 1998                     22

Exhibit 10.1

                              DISTRIBUTOR AGREEMENT

     This Agreement is made effective as of the 11th day of December, 1998 ("Effective Date"), by and between Possis Medical, Inc., a corporation organized and existing under the laws of the State of Minnesota and located at 9055 Evergreen Blvd. N.W., Minneapolis, Minnesota 55433-8003 ("PMI") and Horizon Medical Products, Inc., a company organized under the laws of the state of Georgia, with offices located at Seven North Parkway Square, 4200 Northside Parkway N.W., Atlanta, Georgia 30327 ("Distributor" or "Horizon")

                                   WITNESSETH

     WHEREAS, PMI is engaged in the business of developing, manufacturing, and marketing medical devices and desires that the sale and use of its products be actively promoted worldwide; and

     WHEREAS, PMI has developed an A-V Access Dialysis Graft known as the Perma-Seal(R) Graft ("Perma-Seal Graft", "Graft" or the "Products"), as further described in Exhibit A hereto; and

     WHEREAS, Horizon is a well-known company in the medical field, with experience and expertise in the commercialization and distribution of medical devices; and

     WHEREAS, Horizon has an organization capable of commercializing medical devices such as the Perma-Seal Graft; and

     WHEREAS, PMI desires to engage Horizon to purchase, promote and resell the Perma-Seal Graft worldwide, subject to specified restrictions; and

     WHEREAS, Horizon desires to obtain rights to purchase, promote and resell the Perma-Seal Graft in exchange for assumption of specified obligations;

     NOW, THEREFORE, in consideration of the mutual premises, obligations and covenants contained herein, the parties agree as follows:

  I. Appointment

     A. Subject to the terms and conditions contained in this Agreement, PMI hereby appoints Horizon as its exclusive independent distributor of the
Perma-Seal Graft worldwide. PMI shall not appoint any other agents, representatives, or distributors for the purpose of selling the Perma-Seal Graft, nor shall it sell or distribute the Perma-Seal Graft directly, by itself or through any subsidiary or affiliate, except as provided herein.

     B. The parties shall, upon request by Horizon, engage in good faith negotiations concerning Horizon's acquisition of ownership of the Perma-Seal Graft.

     C. In the event that PMI receives an offer from a third-party to acquire rights to the Perma-Seal Graft during the term of this Agreement, Horizon will have the right, subject to conditions provided herein, to acquire the Graft on the same terms and conditions as offered or proposed by said third-party. If Horizon does not exercise its right of first refusal under this Section I and thereafter the offer or proposal from the third-party to PMI is materially revised so as to reduce the value of said offer, then Horizon will be given the right to acquire the Graft on the same terms and conditions as offered or proposed by said third-party in such revised offer or proposal.

     D. The right of Horizon to acquire ownership of the Perma-Seal Graft, as provided in Section I(C)herein, shall be subject to the following conditions:

     i) Horizon shall, within 30 days of notice from PMI of receipt of a bona fide offer from a third-party to acquire rights to the Perma-Seal Graft, elect whether or not to exercise its right of first refusal; with such notice, PMI will provide such third-party offer or proposal and materials and information that PMI receives from such third-party relating to its offer or proposal as is reasonable necessary to allow Horizon to evaluate such third-party offer or proposal; and

     ii) Horizon shall, within sixty (60) days of said notice, provide PMI with proof that it has obtained necessary financing commitments to proceed with the acquisition of rights to the Perma-Seal Graft, on the same or better terms than those offered by the third-party; and

     iii) Horizon shall, within ninety (90) days of said notice, be prepared to close on its acquisition of rights to the Perma-Seal Graft; and

     iv) PMI and Horizon shall enter into a Purchase Agreement at or prior to closing with customary representations and warranties and indemnification provisions.

     E. In the event  that  Horizon  elects not to  exercise  its right of first refusal to acquire rights to the Perma-Seal Graft, then the acquiring third-party, in the event that it proceeds with the acquisition, shall have the right to select one of the following two termination options as to this Agreement, or to elect to honor this Agreement until its stated expiration date:

     i) This Agreement shall terminate eighteen (18) months following the closing date of the third-party's acquisition of the Perma-Seal Graft (the "Continuation Period"); or

     ii) This Agreement shall terminate immediately upon the closing of the third-party's acquisition of the Perma-Seal Graft, subject to a buyout payment equal to the value of the eighteen month Continuation Period provided by Section I(E)(i) herein, calculated as follows:

     a) Forty-five percent (45%) of the Projected Sales to Horizon's customers over the prospective eighteen-month Continuation Period.

     b) Projected Sales shall be calculated based on the average quarterly growth rate of sales to Horizo's customers over the twelve (12) month period immediately prior to the termination of the Agreement, as applied to the final quarter of actual sales prior to termination of the Agreement. An example of such calculation is set forth in Exhibit B hereto.

     F. Upon termination of this Agreement pursuant to Section I(E) herein, PMI shall be obligated to accept return of Horizon's unsold inventory of Perma-Seal Grafts and to refund the price paid by Horizon for said product, subject to the conditions imposed by Section X(E) herein.

     G. If Horizon does not exercise its right to purchase provided herein and if the purchase by the third party is not consummated for any reason, then the right of first refusal provisions in this Section I shall continue in effect.

 II. Obligations of Distributor

     Horizon shall use commercially reasonable efforts to promote the sale and use of the Perma-Seal Graft worldwide, and shall, among other requirements:

     A. Purchase the Perma-Seal Graft pursuant to the terms contained herein on a timely basis and in such quantities as to maintain a high level of customer service and support;

     B. Advertise and promote the Perma-Seal Graft by such methods as in Horizon's judgment are best suited for the sale of such a product, including without limitation the advertisement and promotion in trade shows;

     C. Use commercially reasonable efforts to provide its customers with training and instruction on the proper use of the Perma-Seal Graft. Horizon is responsible for all training expenses, selling expenses (including travel, salaries, benefits and commissions of its sales force), and all other expenses required in connection with its sales of the Products;

     D. Respond to customer inquiries and complaints on a timely basis and provide such assistance and information as are reasonably requested;

     E. Return any defective products to PMI for replacement;

     F. Keep PMI informed of pertinent events and competing products having an impact upon the Perma-Seal Graft's marketability;

     G. Inform PMI promptly upon discovery of any defect, customer problem, claim or threatened claim regarding the use of the Perma-Seal Graft, and any violation of the law involving the Perma-Seal Graft;

     H. Maintain and provide PMI, on a quarterly basis, with such information as is reasonably requested by PMI as necessary to track product use and location and to comply with all applicable governmental regulations;

     I. Maintain, at its own expense, such office space and facilities, and hire and train such personnel, as may be required to carry out its obligations under this Agreement;

     J. Develop promotional literature, including product brochures and other sales aids for the Perma-Seal Graft, which shall be subject to prior written approval of PMI as to the accuracy of the text;

     K. Horizon has no authority to appoint any subagent, sub-distributor or other person to promote the sale of the Perma-Seal Graft or to otherwise perform any of its obligations hereunder without full disclosure to and the consent of PMI, said consent not to be unreasonably withheld, unless sales through distributors or sub-distributors is customary country practice outside of the United States, and Horizon notifies PMI prior to commencement of sales in that country, in which case consent of PMI shall not be required; and

     L. Comply with all requirements in the countries in which the Perma-Seal Graft is sold relating to the reporting of adverse reactions suffered by end users of the Perma-Seal Graft, and will promptly report all such instances to PMI, specifying the date, time and nature of the occurrence, the customer's name and address, the product sold (including batch number if available) and any other relevant information which PMI may reasonably request.

III. Obligations of PMI

     In supplying Horizon with the Perma-Seal Graft, PMI shall:

     A. Fulfill Horizon's reasonable purchase requests; provided, however, that PMI shall not be liable in any way for failure to ship or for any delay in shipment caused by events or circumstances beyond PMI's control;

     B. Keep Horizon informed of new products and policies;

     C. Provide Horizon with product information and product use training as is reasonably appropriate and mutually agreed to by the parties;

     D. Provide finished Perma-Seal Grafts (labeled, packaged and sterilized) under Possi' label;

     E.   Replace  at  no  charge  to  Horizon  all   defective   or   otherwise
unmerchantable Grafts returned by Horizon, or returned by the customers to Horizon and subsequently returned to PMI by Horizon;

     F. Comply with all applicable requirements in the countries in which the Perma-Seal Graft is sold relating to the reporting of adverse reactions suffered by end users of the Perma-Seal Graft, and will promptly report all such instances to Horizon, specifying the date, time, and nature of the occurrence, the customer's name and address, the Graft (including batch number if available) and any other relevant information which Horizon may reasonably request;

     G. Inspect all Grafts for compliance with Specifications in accordance with PMI quality control standards and systems;

     H. Replace any obsolete inventory resulting from changes made to Grafts by PMI;

     I. Comply with all requirements imposed by the U.S. Food and Drug Administration pursuant to the PMA regulatory approval of the Perma-Seal Graft, including the manufacture of the Products in accordance with PMI specifications; the Products shall be sterile and of a quality and design consistent with industry standards for medical products; and

     J. Supply a reasonable quantity of non-sterile demonstration samples at no charge, subject to availability of such demonstration samples.

 IV. Registration of Products; Import and Export Restrictions

     A. Horizon shall, at its own expense, pay for all import and export licenses and permits, pay customs charges and duty fees, and take all other actions required to accomplish the export and import of the products it purchases. Horizon understands that PMI is subject to regulation by agencies of the United States government, including the United States Department of Commerce, which prohibit export or diversion of certain technical products to certain countries. Horizon warrants that it will comply in all respects with the export and re-export restrictions set forth in the export license for every product shipped to Horizon under this Agreement.

     B. PMI shall retain all rights and obligations associated with governmental and other regulatory approvals and shall use its best efforts to obtain required approvals in any country in which PMI and Horizon determine a reasonable commercial opportunity exists.

     C. In the event of termination of this Agreement, Horizon shall cooperate with PMI and do whatever is reasonably necessary to ensure that any required transfer of registration is effectuated as between PMI and a replacement distributor.

V.   Minimum Purchase Requirements

     A. Horizon agrees to the following annual minimum purchase targets of Perma-Seal Grafts during the term of this Agreement as follows:

                   Year One:      4,500 Units
                   Year Two:      6,300 Units
                   Year Three:    8,800 Units
                   Year Four:    11,000 Units
                   Year Five:    14,500 Units

     B. All orders for Products submitted by Horizon shall be initiated by written purchase orders sent to PMI and requesting a delivery date during the term of this Agreement; provided, however, that an order may initially be placed orally or by facsimile if a confirmational written purchase order is received by PMI within five (5) days after said oral or facsimile order. PMI shall use its reasonable best efforts to notify Horizon of the acceptance or rejection of an assigned delivery date for orders within five (5) days after receipt of the purchase order and shall be allowed a reasonable time to fill and ship any order submitted by Horizon. The reasonableness of any delivery schedule proposed by PMI shall be evaluated in light of the history of orders for Products submitted by Horizon and PMI's manufacturing capabilities. No partial shipment of an order shall constitute the acceptance of the entire order, absent the written acceptance of such entire order. Horizon's purchase orders submitted to PMI from time to time with respect to products to be purchased hereunder shall be governed by the terms of this Agreement, and nothing contained in any such purchase order shall in any way modify such terms of purchase or add any additional terms or conditions.

     C. At the time of execution of this Agreement, Horizon shall submit to PMI a binding purchase order covering the first nine months of this Agreement, together with a twelve (12) month forecast of Horizon's orders for the first twelve (12) months of this Agreement. The nine (9) month binding purchase order shall become a rolling six (6) month binding purchase order upon expiration of the first three (3) months of this Agreement and shall thereafter be updated on a monthly basis for the remaining term of this Agreement. The twelve (12) forecast provided for herein shall be updated on a monthly basis so as to maintain a rolling twelve (12) month product purchase forecast for the term of this Agreement. The binding purchase order and forecast required herein shall be in the amounts reflected in and otherwise consistent with Exhibit C attached hereto.

VI.  Prices

     A. The Purchase Price to Horizon for each Perma-Seal Graft shall be forty-five percent (45%) less than the Average Sales Price for the Products.

     B. The Average Sales Price shall mean the average invoiced price of each Graft Product sold by Horizon to retail customers, exclusive of sales to distributors and of taxes, freight, duties or shipping charges. The average invoiced price shall be determined by dividing Horizon's worldwide invoiced sales of each Product during a calendar quarter (not including promotional giveaways) by the number of units of that product sold by Horizon to retail customers during such calendar quarter.

     C. The Average Sales Price shall be calculated for each and every Graft Product (not including promotional giveaways) every calendar quarter and will serve as the basis for calculation of the Purchase Price for the next succeeding quarter.

     D. For sales of the Perma-Seal Graft from the date of this Agreement until an Average Sale Price is established Horizon shall pay to PMI Two Hundred and Seventy Five Dollars ($275.00) for each Perma-Seal Graft purchased.

     E. Each Graft Product purchased prior to establishment of an Average Sales Price shall be subject to a pricing adjustment to reflect the appropriate Purchase Price upon establishment of the applicable Average Sales Price.

     F. Notwithstanding the above, the Purchase Price for each Graft Product shall not be less than Two Hundred and Twenty Dollars ($220.00) per unit..

     G. PMI, its counsel and its accountants, shall have reasonable access during normal business hours, after at least five (5) business days notice to Horizon, to all accounts, records, contracts and documents directly relating to the establishment of the Average Sales Price provided herein.

     H. All prices are F.O.B. PMI's Minnesota manufacturing facility and do not include any foreign, federal, state or local sales, use, excise or value added tax that may be applicable. When PMI has the legal obligation to collect such taxes, the appropriate amount shall be added to Horizon's invoice and paid by Horizon unless Horizon provides PMI with a valid tax exemption certificate authorized by the appropriate taxing authority.

VII. Payment Terms

     Full payment (including any freight, taxes or other applicable costs initially paid by PMI but to be borne by Horizon pursuant to the terms hereof) shall be made by Horizon to PMI within forty-five (45) days of the date of shipment. Payment shall be in United States Dollars. Horizon shall pay all of PMI's costs and expenses (including reasonable attorneys' fees) to enforce and preserve PMI's rights under this Section VII. Notwithstanding the above, payment terms on the initial purchase and shipment of PMI's existing inventory of Perma-Seal Grafts, in a quantity of at least 900 units and not to exceed 1,200 units, shall be sixty (60) days on the first fifty percent (50%) of units purchased and ninety (90) days on the remainder of said purchase.

VIII.Shipping Terms, Shipment Date

     A.  In  all  cases,   title,  risk  of  loss  and  all  responsibility  for
transportation, insurance and storage shall pass from PMI to Horizon upon shipment from PMI's plant.

     B. For purposes of this Agreement, "Shipment Date" shall mean the time, in regard to any Perma-Seal Graft, when the Perma-Seal Graft is first shipped FOB PMI's plant. Horizon shall specify a method of transportation and a carrier in writing at the time Horizon submits the purchase order to PMI. If Horizon does not so specify, PMI will determine the method of transportation and the carrier.

IX.  Product Recalls

     A. In the event that PMI recalls any Perma-Seal Graft for any reason, PMI shall so notify Horizon in writing. Horizon shall, immediately upon receipt of such notice, give notice of the recall to each customer to which it has sold, along with the instructions, if any, delivered by PMI relating to the recall.

     B. Horizon shall assist PMI in giving effect to the recall. PMI shall bear all costs and expenses of a recall caused by its manufacturing, design, packaging, labeling or other issues caused by acts of PMI that potentially affect the safety, use or efficacy of the Perma-Seal Grafts including, without limitation, obligations to third parties, costs of notifying customers and costs associated with the shipment of recalled Perma-Seal Grafts from customers to Horizon or PMI, and replacement of such products. Horizon shall, however, bear all costs of any recall caused by its misrepresentations or other acts causing a recall to occur.

     C. In the event that Horizon desires to recall any Perma-Seal Graft for a reason caused by acts or omissions of Horizon, Horizon shall notify PMI prior to said recall and shall bear all costs associated with such recall.

X.   Term and Termination

     A. This Agreement shall commence on the Effective Date and be valid for an initial term of three years. At the end of the fixed term, or any extension thereof, this Agreement shall terminate automatically without notice unless prior to that time the term of this Agreement is extended by mutual written consent of the parties. The parties expressly agree that it is not their intent that this Agreement shall be of indefinite duration. Upon achievement of the annual minimum purchase target for products provided in Section V herein for Year One of the Agreement, the term of this Agreement shall automatically be extended for one year. Upon achievement of the annual minimum purchase target for product purchases provided in Section V herein for Year Two of the Agreement, the term of this Agreement shall automatically be extended for one additional year.

     B. This Agreement may be terminated by either party immediately in the event that: (i) the other party should become insolvent or upon the filing of a petition by or against the other party under the federal bankruptcy laws; (ii) the other party is found guilty of any fraudulent act; or (iii) operation of local law invalidates this Agreement.

     C. This Agreement may be terminated by either party upon a material breach of the Agreement by the other party and such breach is not cured within sixty
(60) days of receiving written notice breach and demand for cure.

     D. Upon any termination of this Agreement, Horizon shall immediately cease using the name, trademark, service mark, logo or any other reference of or to PMI and shall, at its expense, surrender and deliver to PMI within thirty (30) days, all documents, papers and records which contain confidential information of PMI and all undistributed samples, instruments, equipment, pamphlets, catalogs, booklets, technical information, advertising, demonstration equipment, consigned inventory, selling data and other papers relating to the business of PMI (collectively, the "Sales Materials"); provided, however, that only Sales Materials that are exclusive to the Graft will be returned hereunder.

     E. Upon termination of this Agreement by PMI prior to expiration of its three-year term, other than pursuant to Section X (B) or (C) or (I) herein, PMI shall accept the return of Horizon's inventory of Perma-Seal Grafts and refund the price Horizon paid, subject to the following conditions:

     1. The returned products must be new, within the applicable product expiration time period and packaged in their original, unopened, unmarked, and unbroken sterile containers;

     2. The returned products must pass inspection by PMI's Quality Department; and

     3. Horizon must have complied with all obligations under this Agreement;

     If PMI does not accept Horizon's inventory of Perma-Seal Grafts because of such conditions, Horizon may dispose of such remaining inventory until depleted.

     G. Upon termination of this Agreement by Horizon or by PMI under Section X(B) or Section X(C), or Section X(I), PMI shall have no obligation to accept return of Perma-Seal Grafts purchased or ordered by Horizon, provided, however, that Horizon shall have the right to sell its remaining inventory to customers until depleted.

     H. The parties agree to enter into good faith negotiations to consider an extension or modification of this Agreement. Such negotiations shall be initiated no later than six (6) months prior to expiration of the initial three year term provided herein.

     I. In the event that Horizon fails to purchase the annual minimum purchase target amount provided in Section V(A) herein for any year of this Agreement, this Agreement and all rights of first refusal granted to Horizon therein may be terminated by PMI upon thirty (30) days written notice to Horizon. Upon receipt of such notice, Horizon will have thirty (30) days to cure such failure by placing new purchase orders, under the procedures in Section V above, for the products in sufficient quantity to satisfy such annual minimum purchase target.

XI.  Warranties and Indemnification

     A. PMI warrants that it possesses good and marketable title to Perma-Seal Grafts sold to Horizon under this Agreement.

     B. PMI hereby indemnifies and agrees to defend and to hold harmless Horizon, its officers, directors, shareholders, employees, parents, successors, affiliates, assigns, customers and users of the Perma-Seal Graft from and against any and all claims, demands, actions, causes of action, liabilities, losses, damages and expenses, including reasonable attorney fees, arising out of or in connection with the design, manufacture, sale or use of the Perma-Seal Graft, or any negligent act or omission of PMI; except to the extent of harm resulting from the mishandling of the Perma-Seal Graft by Horizon, any misrepresentation by Horizon concerning any of the characteristics of the Perma-Seal Graft or concerning the proper manner of usage or the performance of the Perma-Seal Graft, or any negligent act or omission of Horizon relating to the Perma-Seal Graft.

     C. Horizon hereby indemnifies and agrees to defend and to hold PMI, its successors, affiliates, assigns, customers and users of the Perma-Seal Graft harmless from and against all claims, liabilities, losses or expenses, including reasonable attorney fees, to the extent of harm resulting from mishandling of the Perma-Seal Graft by Horizon, any misrepresentation by Horizon concerning any of the characteristics of the Perma-Seal Graft or concerning the proper manner of usage or the performance of the Perma-Seal Graft, or any negligent act or omission of Horizon relating to the Perma-Seal Graft.

     D. PMI shall defend, indemnify and hold Horizon, its officers, directors, shareholders, employees, parents, successors, affiliates, assigns, customers and users of the Perma-Seal Graft harmless from and against all loss, damage, cost or expense arising out of any claims, demands, actions, causes of action, liabilities, losses, damages and expenses, including reasonable attorney fees, arising out of or in connection with any claim of infringement of patents, trademarks, trade names, or copyrights, any claim of misappropriation or misuse of trade secrets or information or any similar claim, by reason of the sale or use of the Perma-Seal Graft, other than any such claim, loss, damage, or expense relating to words, symbols, or other material placed on or supplied with the Perm-Seal Graft by or at the request of Horizon. Horizon shall promptly notify PMI of any such claim and may either tender its defense of such claim to PMI or may retain its own counsel without waiving any of its right to indemnification hereunder.

XII. Property Rights and Confidentiality

     A. Horizon agrees that PMI owns all right, title, and interest in the Perma-Seal Graft and in all of PMI's patents, trademarks, service marks, trade names, inventions, copyrights, know-how, and trade secrets relating to the design, manufacture, operation or service of the Perma-Seal Graft. The use by Horizon of any of these property rights is authorized only for the purposes herein set forth, and upon termination of this Agreement for any reason such authorization shall cease.

     B. The Perma-Seal Graft is offered for sale and sold by PMI subject in every case to the condition that such sale does not convey any license, expressly or by implication, to manufacture, duplicate or otherwise copy or reproduce any product. Horizon shall take such appropriate steps with its customers as PMI may request to inform them of these restrictions.

     C. In order to avoid disclosure of confidential and proprietary information ("Information") to any other person, firm or corporation, the parties agree that during the term of this Agreement and for a period of five (5) years from the expiration or termination of this Agreement, each will treat any such information which is received from one another in writing and clearly market "Confidential" or if disclosed orally, which is confirmed in writing as "Confidential" within thirty (30) days of initial disclosure, with the same degree of care that each employs with respect to its own information which it does not desire to have published or disseminated. It is understood that each party shall be liable for any unauthorized disclosure should it fail to safeguard the disclosed information with such care. This obligation shall survive the termination of this Agreement. The parties shall not have any obligation with respect to such information which is:

     1. independently developed by the receiving party without the benefit of the disclosure or is already known to the receiving party at the time of the disclosure, as evidenced by written documentation;

     2. publicly known or becomes publicly known without the wrongful act or breach of this Agreement by the receiving party; or

     3. rightfully received by the receiving party from a third-party who is not under any obligation of confidentiality or trade secret obligation to the originating party.

XIII.Trademarks, Service Marks and Trade Names

     A. During the term of this Agreement, Horizon will have the right to indicate to the public that it is an authorized distributor of the Perma-Seal Graft and to advertise and sell Products under the trademarks, service marks and trade names that PMI may adopt from time to time (the "PMI Trademarks"). Except as set forth in this Section XIII, nothing contained in this Agreement shall grant Horizon any right, title or interest in any PMI Trademark.

     B. All Perma-Seal Grafts sold by PMI to Horizon will bear one or more PMI Trademark and shall bear PMI's labeling. In connection with sales to Horizon's customers, Horizon may indicate that the Perma-Seal Graft is being distributed by Horizon as an authorized distributor but shall not alter, remove, or modify any PMI Trademark, nor affix any other trademark, to any of the products or their packaging without the prior written consent of PMI.

     C. All representations of every PMI Trademark that Horizon intends to use shall first be submitted to PMI for approval of design, color and other details or shall be exact copies of those representations previously approved by PMI hereunder. If any PMI Trademark is to be used in conjunction with another trademark on or in relation to the Perma-Seal Graft, the PMI Trademark shall be presented equally legibly, equally prominently and of greater size than the other, but shall nevertheless be separated from the other trademark so that each appears to be a mark in its own right, distinct from the other mark. Horizon's use of any PMI Trademark shall be conditioned upon the use clearly indicating PMI's ownership of the mark.

     D. Horizon shall immediately notify PMI in writing of any infringement, unauthorized use or challenge to the validity of any PMI Trademark that comes to its attention. Horizon shall, at PMI's request, provide PMI with all reasonable assistance in initiating and prosecuting any legal action against any infringer of any PMI Trademark; provided, however, that all costs incurred in connection with any such trademark infringement action shall be borne by PMI.

     E. Horizon shall obtain PMI's prior written approval for all uses in any publication, including any advertising mailer, literature, promotional item or other such material originated by Horizon, its employees, agents, representatives or associates, which such materials use PMI's name or a PMI Trademark, unless such use has been previously approved by PMI in exactly the form proposed for use again.

XIV. Patent Infringement

     PMI warrants that the Perma-Seal Graft Products does not violate or infringe upon any validly issued United States Patent or associated right. PMI disclaims all warranties, express or implied, regarding all other intellectual property rights of PMI and third parties related to the Products, except that, as of the date of this Agreement, PMI has no knowledge of any right which would be materially affected by the use of the Perma-Seal Graft.

XV.  Independent Contractors

     The relationship of Horizon and PMI established by this Agreement is of independent contractors and not agents, and nothing in this Agreement shall be construed:

     A. To give either party the power to direct or control the daily activities of the other party beyond the obligations imposed on Horizon or on PMI by this Agreement;

     B. To constitute the parties as partners, joint ventures, co-owners or otherwise as participants in joint undertaking; or

     C. To allow either party to create or assume any obligation on behalf of the other party for any purpose whatsoever. The purchase, promotion, and resale of, or any other legal transactions concerning the Perma-Seal Graft hereunder shall be carried out in the name of and for the account of Horizon as principal, and Horizon shall not enter into any agreement with third persons binding in any way on PMI.

XVI.  No Conflict with Other Contracts

     Each party represents and warrants to the other party that it is not subject to any contractual obligation or restraint which will interfere with its right and ability to perform pursuant to the terms of this Agreement.

XVII.Compliance with Laws

     Each party represents and agrees that it is and will remain in compliance with all applicable federal, state and local laws, regulations and orders, including laws of the countries in which Horizon sells products.

XVIII.Assignments

     PMI may freely assign this Agreement, subject to reasonable notice to Horizon. Horizon may assign this Agreement only in the event that all or substantially all of its assets are acquired by a third-party or Horizon is acquired in a merger transaction or in a transaction where more than fifty percent (50%) of Horizon's shares are acquired; said assignment to be valid only as to said acquiring third-party.

XIX. Governing Law and Jurisdiction

     This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

XX. Legal Expenses

     The prevailing party in any legal action brought by one party against the other party and arising out of this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable attorney's fees.

 XXI.Entire Agreement; Orders

     This Agreement, including the Exhibits hereto, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior discussions between them. The acceptance by PMI of any order from Horizon is made expressly conditioned upon Horizon's assent to, and PMI agrees to sell the Perma-Seal Graft only on, the terms and conditions contained herein. Every term and condition of Horizon's order in addition to, or not identical with, the terms and conditions contained herein is hereby rejected and shall not be binding on PMI. The terms and conditions contained herein shall be applicable to all sales by PMI, whether or not any purchase or sale form is executed for the particular sale.

XXIII.Severability

     Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement should be prohibited or invalid, in whole or in part under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

XXIV.Notices

     All notices required or permitted hereunder shall be deemed sufficient if given in writing and sent by appropriate overnight or second-day courier with return receipt requested or delivered by hand to the party to whom such notice is required or permitted to be given. Any such notice shall be considered given when received or forty-eight (48) hours after deposit with such courier, whichever is earlier. All notices shall be addressed to party's President at the address set forth for each party on the first page of this Agreement. Either party may change the address to which notice to it is to be given by written notice to the other party.

XXV. Amendments and Waivers

     No modification of, or amendment to this Agreement nor any waiver of any rights under this Agreement shall be effective unless in writing and signed by the party to be charged. Failure by either party at any time to require the other party's performance of any obligation under this Agreement shall not affect the right subsequently to require performance of that obligation. Any waiver of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision or a waiver or modification of the provision.

XXVI.Subject Headings

     The subject headings of the Sections of this Agreement are included for the
purpose  of  convenience   only  and  shall  not  affect  the   construction  or
interpretation of any of its provisions.



     IN WITNESS WHEREOF, the parties hereto execute this Agreement as of the date first written above, and this Agreement shall only become effective when it is accepted and executed by PMI at its offices in Minneapolis, Minnesota.

 HORIZON MEDICAL PRODUCTS, INC.            POSSIS MEDICAL, INC.

By:________________________________        By:     __________________________

Title:_____________________________        Title:  __________________________

Dated:_____________________________        Dated:  __________________________

                      EXHIBIT "A" TO DISTRIBUTION AGREEMENT

            Description of Possis Perma-Seal(R) Dialysis Access Graft



     The  Possis   Perma-Seal   Dialysis  Access  Graft,  for  purposes  of  the
Distribution   Agreement  between  Possis  Medical,  Inc.  and  Horizon  Medical
Products, Inc. of which this Exhibit "A" is a part, shall mean:

     A vascular graft designed to provide arteriovenous access for high-efficiency hemodialysis, that has a 6 mm internal diameter, and is made primarily of elastomerically spun silicon graft material with a winding of polyester yarn encapsulated within the wall.

     Product modifications and improvements are included in this description, but expressly exclude new graft products and processes developed by PMI utilizing materials or structures other than those currently used in the manufacture of Perma-Seal Grafts.

                      EXHIBIT "B" TO DISTRIBUTION AGREEMENT

                            Sample Buyout Calculation

     As an example of the calculation of the buyout payment under Section I(A)(ii), assume that the closing of the third-party's acquisition occurs on December 31, 1998 and that Horizon's quarterly sales to its customers during 1998 were:

          1st Q             -       100               25% increase

          2nd Q             -       125               4% decrease

          3rd Q             -       120               25% increase

          4th Q             -       150
                                                   15.33% average quarterly
                                                          increase during 1998



             1st Quarter 1999      -     150 x 15.33% =       173
             2nd Quarter 1999      -     173 x 15.33% =       200
             3rd Quarter 1999      -     200 x 15.33% =       231
             4th Quarter 1999      -     231 x 15.33% =       266
             1st Quarter 2000      -     266 x 15.33% =       307
             2nd Quarter 2000      -     307 x 15.33% =       354
                                                            1,531
                                                           x   45%

                      EXHIBIT "C" TO DISTRIBUTION AGREEMENT

                    Binding Nine (9) Month Purchase Order and
                           Twelve (12) Month Forecast



        P.O. Delivery Date               Units                  Running Total

          December 1998                 1,000                      1,000
          January 1999                      0                      1,000
          February 1999                    50                      1,050
          March 1999                      100                      1,150
          April 1999                      100                      1,250
          May 1999                        100                      1,350
          June 1999                       200                      1,550
          July 1999                       250                      1,800
          August 1999                     300                      2,100
          September 1999                  400                      2,500

           Proposed P.O

          October 1999                    600                      3,100
          November 1999                   650                      3,750
          December 1999                   750                      4,500

Exhibit 99.1

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE                   FOR MORE INFORMATION CONTACT:
                                           ROBERT G. DUTCHER
                                           POSSIS MEDICAL, INC.
                                          (612) 780-4555

                POSSIS MEDICAL SIGNS DISTRIBUTION AGREEMENT WITH
                HORIZON MEDICAL PRODUCTS FOR PERMA-SEAL(R) GRAFT

     MINNEAPOLIS,   MN   (December   14,   1998)   --   Possis   Medical,   Inc.
(NASDAQ/NMS:POSS) announced today that it has entered into an exclusive worldwide supply and distribution agreement with Horizon Medical Products, Inc. for its Perma-Seal(R) Dialysis Access Graft. Possis Medical will manufacture and sell Perma-Seal Grafts exclusively to Horizon for distribution worldwide. The Agreement is subject to minimum sales performance requirements, has an initial term of three years, and provides for automatic extensions of two additional years provided Horizon meets certain minimum sales performance requirements in the first and second years of the Agreement.

     Horizon, headquartered in Manchester, Georgia, is a rapidly growing specialty medical device company focused on manufacturing and marketing vascular products. The company's vascular access product line includes implantable ports, which are used primarily in cancer treatment protocols, and specialty catheters, which are used in hemodialysis and stem cell apheresis procedures. Horizon offers the broadest available product lines in each of these product categories, and has the largest sales force focused exclusively on vascular access products.

     Mr. Robert G. Dutcher, President and CEO of Possis Medical, Inc., stated, "We are very excited about entering into this Agreement with Horizon, and we look forward to their making the pioneering Perma-Seal Graft available to hemodialysis patients as quickly as possible. Horizon is an emerging leader in the vascular access business with an 80-person direct U.S. sales and marketing team and an additional 40 independent distributor sales representatives. Outside the U.S., Horizon has a network of independent distributors covering 50 countries including all major countries in Europe and the Far East. Horizon's highly focused and well-staffed sales force makes them, I believe, very capable and well suited to market the Perma-Seal Graft worldwide as a pioneering, early-use dialysis access graft."

     Mr. Dutcher continued, "The Perma-Seal Graft is designed to provide hemodialysis patients a synthetic vascular access option with needle-hole sealing capability in order to provide immediate access, minimize bleeding, shorten dialysis sessions and eliminate the need for temporary central venous catheters. Worldwide approximately 420,000 patients undergo hemodialysis and we estimate that approximately 93,000 patients annually are implanted with a synthetic graft."

     Possis Medical, Inc. develops, manufactures and markets pioneering medical devices for the growing cardiovascular and vascular treatment markets. Its AngioJe(R) Rheolytic(TM) Thrombectomy System is marketed in the United States for treatment of dialysis access graft thrombosis. Its three products - the AngioJe(R) Rheolytic(TM) Thrombectomy System, the Perma-Flow(R) Coronary Bypass Graft, and the Perma-Seal(R) Dialysis Access Graft - are highly differentiated, next-generation medical devices that have the potential to become preferred treatment options.

     Certain statements in this press release constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements involve risks and uncertainties that may cause the Company's actual results to be materially different. Factors that could impact the Company's future results are set forth in the cautionary statements included in Exhibit 99 to the Company's Form 10-Q dated April 30, 1998, filed with the Securities and Exchange Commission.

                                       ###